Exhibit 23.11
February 1, 2010
Terreno Realty Corporation
16 Maiden Lane, Fifth Floor
San Francisco, CA 94108

Re:	Consent of Real Capital Analytics
Ladies and Gentlemen:
     We understand that Terreno Realty Corporation (“the Company”) has filed a Registration Statement on Form S-11, as amended (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register the sale of shares of its common stock. We also understand that the Company intends to file with the SEC and use a free writing prospectus (the “Free Writing Prospectus”) containing information and data from Real Capital Analytics, which Free Writing Prospectus was provided to Real Capital Analytics. Real Capital Analytics hereby consents to the use by the Company of the information and data from Real Capital Analytics set forth in the Free Writing Prospectus and to the provision to the SEC on a confidential basis of any information and data of Real Capital Analytics in support of the information in the Free Writing Prospectus. Real Capital Analytics also hereby consents to the use of the information set forth in the Free Writing Prospectus in the Registration Statement and related prospectus, and any amendments or supplements thereto, filed with the SEC.
     In giving such consent, Real Capital Analytics does not hereby admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act. Real Capital Analytics hereby consents to the filing of this consent as an exhibit to the Registration Statement and related prospectus, and any amendments of supplements thereto, filed with the SEC.
     We understand that the Company’s intent to file the Free Writing Prospectus and any amendment to the Registration Statement is highly confidential. We will not disclose any information about the Company’s intent to file the Free Writing Prospectus or any amendment to the Registration Statement.
[Signature Page Follows]

REAL CAPITAL ANALYTICS
By:	/s/ J. Exelbert
	Name:	Jessica Exelbert
	Title:	Client Services Manager

2